September 9, 2011	Symbol: BER (TSXV)

BE Resources Grants Options

TORONTO, ONTARIO – BE Resources Inc. (TSXV: BER) (“BE” or the “Company”) announced that it has granted options to purchase up to an aggregate of 1,800,000 common shares of the Company to directors and officers. These options are exercisable at US$0.23 per share and will expire on September 9, 2016.

For further information:

Jon Pereira, President & CEO
50 Richmond Street East, Suite 101
Toronto, Ontario
Tel: (416) 200-7200

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.